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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 12, 1998


                            GENERAL AUTOMATION, INC.
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             (Exact name of Registrant as specified in its charter)


        Delaware                        0-5260                95-248811
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(State or other jurisdiction         (Commission           (I.R.S. Employer
      of incorporation)              File Number)        Identification Number)


                 17731 Mitchell North, Irvine, California 92614
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (714) 250-4800


                                 Not applicable
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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

        On January 12, 1998, General Automation, Inc. (the "Company") entered into a non-binding letter of intent pertaining to the proposed acquisition by the Company of all of the outstanding stock of National Customer Engineering, Inc., a privately-held company based in San Diego, California which does business as NCE Computer Group ("NCE"), for a purchase price of $3,000,000. Consummation of the transaction is subject to a number of conditions, including the negotiation and execution of a definitive Stock Purchase Agreement.

        NCE Computer Group is a national provider of high-quality, response-oriented computer and network solutions, specializing in field services, depot repairs, system sales, network and cabling solutions, network storage management solutions and technical services. The NCE Storage Solutions Division features Emerald Systems and Mountain tape backup products including 4mm DAT drives, 8mm & AIT drives, DLT drives and a wide array of libraries and autoloaders sold in the United States and the United Kingdom. NCE operates field service centers in major U.S. metropolitan areas and in Eastern and Western Canada, with a customer base that includes over 2,000 computer sites.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



January 15, 1998                            GENERAL AUTOMATION, INC.



                                            By: /s/ JANE CHRISTIE
                                                --------------------------------
                                                Jane Christie, President


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